EXHIBIT 15.2

REVOCABLE PROXY

RIVER BANCORP, INC.

The RBI Centre

433 East Commonwealth Blvd, Suite 1

Martinsville, VA 24112

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Ronald S. Haley and Mary S. Handy, or each of them, as proxies, with full power of substitution, and authorizes them to represent and to vote, as indicated on the matters set forth below and in their discretion upon such other business as may properly come before the meeting, all the shares of the common stock of River Bancorp, Inc. held of record by the undersigned at the close of business on July 26, 2016, at the Special Meeting of Shareholders to be held at 3:00 p.m. local time on September 13, 2016 (the “Special Meeting”), or any adjournment thereof:

1.	APPROVAL OF THE MERGER: To approve the Agreement and Plan of Reorganization, dated as of March 30, 2016, between Blue Ridge Bankshares, Inc. (“Blue Ridge”) and River Bancorp, Inc. (“River”), including the related Plan of Merger, pursuant to which River will merge with and into Blue Ridge (the “River merger proposal”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	ADJOURNMENT OF THE MEETING: To adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the River merger proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	OTHER BUSINESS: To transact such other business as may properly come before the meeting or any adjournments thereof. Management at present knows of no other business to be presented at the meeting.

PLEASE MARK, SIGN, AND DATE YOUR PROXY CARD AND RETURN THIS PROXY CARD IN THE POSTAGE-PAID ENVELOPE. IF YOU VOTE BY PHONE OR VOTE USING THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY.

This proxy, when properly executed, will be voted in the manner directed above by the undersigned shareholder. If you execute and return this proxy but do not provide directions as to how your shares should be voted, this proxy will be voted “FOR” Proposal 1 and “FOR” Proposal 2, as recommended by the River Board of Directors.

Shareholders holding stock certificates may also vote by phone by dialing 1-800-652-6583, or vote online at http://www.investorvote.com/RiverBancorp. Please also check the appropriate box below relating to your plans to attend the Special Meeting in person.

☐	I PLAN TO ATTEND	☐	I DO NOT PLAN TO ATTEND

Date:	, 2016

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give a full title as such. All joint owners MUST sign.